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Hudson's Grill of America, Inc.           For Immediate Release
16970 Dallas Parkway                    Contact: Robert Fischer
Suite # 402                             Telephone: 214-361-7301
Dallas, Texas 75248-1928       e-mail: getinfo@hudsonsgrill.com

          Hudson's Grill Will Request No Action Position
                             From SEC

Thursday, April 27, 2000

Dallas, TX -- Hudson's Grill of America, Inc., based in Dallas, Texas, announced today that it will request a no action position from the SEC based on its inability to pay for an audit. The request, if granted, will permit the company to file unaudited statements prepared by in house accounting systems and to cease compliance with certain SEC rules and regulations. Hudson's Grill International, Inc., a subsidiary of the company, on the other hand, will continue with its plan to publicly register its stock and distribute it to the shareholders of the company.

     The company also announced that another of its subsidiaries, Hudson's Grill of Richardson, Inc., had closed down its restaurant operations that were located in the North Dallas/Richardson area of Dallas, Texas. Also, because of the Richardson landlord's unwillingness to work with potential merger candidates, the company has been unable to sell its public shell and believes that its chances to do so are now very small.

    Hudson's Grill of America is publicly traded over the counter on the bulletin board under the NASD symbol HDSG.

    "Safe Harbor" Statement under the Private Securities
Litigation Reform Act of 1995.

    "This press release may contain forward looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or comparable terms. These statement are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those identified in the Company's filings with the SEC.